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                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): September 13, 1999
                                   ------------------

                        AMERICAN FILM TECHNOLOGIES, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





            Delaware                  1-9748                     23-2359277
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(STATE OR OTHER JURISDICTION        (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)            IDENTIFICATION NO.)



300 Park Avenue, 17th Floor, New York, New York                         10022
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER,
INCLUDING AREA CODE:                         (212) 572-6370
                                            ----------------



                                 Not Applicable
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     On September 13, 1999, the Registrant held an annual meeting of shareholders at which the entire slate of new were elected by a vote of 37,106,326 for and 158,000 against.

     The present directors of the Registrant are:

     FRED S. RUDY, age twenty-five (25), is a Managing Director of Olympia Partners, LLC, ("Olympia") a New York based private equity investment partnership. Mr. Rudy specializes in early-stage equity investments and corporate turnarounds for public and private companies. Prior to joining Olympia in June 1998, Mr. Rudy was a Corporate Finance Consultant at Broad Capital Associates, Inc. from 1993 to 1998. Mr. Rudy attended New York University and currently resides in New York with his wife and two children. Mr. Rudy is the beneficial owner of 5,000 shares of Common Stock.

     PORTER BIBB, age sixty-two (62), who had served as a Director of the Registrant previously from October 1996 through December 1996, has spent his entire business career in the media and entertainment industry. He currently serves as a Senior Advisor to Ladenburg, Thalmann & Co., an investment banking company and subsidiary of New Valley Corp., a NYSE company. Prior to Ladenburg's sale to New Valley, he was a Partner, Principal and Director of Corporate Finance of the firm, which he joined in 1984. In 1998, he founded Technology Partners, LLC, a company that specializes in new media, entertainment and Internet technology. From 1972 to 1977, Mr. Bibb was Corporate Development Director of The New York Times Company, where he was responsible for expanding the company's involvement in new media and technology. Mr. Bibb served as a Newsweek White House correspondent from 1989 to 1996 and is also a published author, screenwriter and producer of numerous documentaries. Mr. Bibb has also served as publisher for Rolling Stone Magazine from 1970 to 1971 and for US Magazine from 1972 to 1977. Mr. Bibb received his B.A. from Yale University in 1959 and also studied at the London School of Economics and the Harvard Business School. Mr. Bibb is the beneficial owner of 500,000 shares of Common Stock.

     ANTHONY K. CHAN, age forty-four (44), has served as President, Chief Executive Officer and a Director of American Champion Entertainment (NASDAQ:
ACEI) since February 1997. Prior to that, he was the Chief Executive Officer of America's Best Karate, which was reorganized to become a wholly owned subsidiary of ACEI. His diligent efforts led the company through an IPO in July 1997. He is an international businessman, writer, martial artist, husband and father. He is a published author and has been featured in magazines, newspapers, and television. A four-time world champion, he was inducted into the Black Belt Hall of Fame in 1981. Currently, Mr. Chan also serves as an executive producer, co-creator and co-writer of the award-winning "Adventures with Kanga Roddy" series for public television.

     Mr. Chan received his MBA from the University of California at Berkeley at the age of twenty-two (22). From 1985 to 1989, Mr. Chan managed $50 million of investments in industrial

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production facilities in the People's Republic of China for the Eisenberg
Company, an international investment and trading enterprise. Prior to that, Mr. Chan was employed by Bank of America NT & SA as an economic forecaster.

     JOHN H. HOAGLAND, age sixty-nine (69), has served as Chairman of J-Net Group, Inc., a Delaware company (the "Group"), since its founding (as J-Net Broadcasters, Inc.) in 1992 and has served as its Chairman since that time. Mr. Hoagland has led the growth of the Group to its present position as a well-established programming producer and technology resource for multimedia publishing. Under Mr. Hoagland's direction, the Group has successfully established the following divisions: (i) Ecology Cable Service, which provides weekly environmental television programming to more than one-hundred (100) cable operators throughout the United States serving nearly 11 million homes; (ii) J-Net Consultants, which provides technical and management consulting to major print and electronic publishers in the United States and Europe; and (iii) RomNet, Inc., a leading technical support company serving the Internet and CD-ROM industries. From 1983 to 1992 Mr. Hoagland served as Chairman of Monitor Television, Inc., a major producer of daily television news, and as General Manager of The Christian Science Monitor. He has served in numerous advisory roles. In 1989, he was appointed to the U.S. State Department Special Task Force on Telecommunications and Broadcasting in Eastern Europe. He has also served on the Private Sector Television Committee of the U.S. Information Agency, the Advisory Committee on International Communications of the U.S. State Department and the Board of Directors of the International Media Fund.. He received a B.A. degree from Yale University in 1951 and served for 10 years as a US naval and civilian officer in government service.

     None of the new directors of the Registrant has been: (i) convicted of any crime during the past ten (10) years or (ii) been a party to any proceeding in which any such Rudy Nominee was a party adverse to the Registrant or had a material adverse interest to the Registrant. In addition, none of the new directors of the Registrant has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction (including bankruptcy proceedings) during the last five (5) years and as a result of such proceeding was or is subject to a judgment, decree of final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or states securities laws or finding any violation with respect to those laws.

     Except for Porter Bibb, who previously served as a director of the Registrant, and for each of the new directors of the Registrant respective ownership of shares of the Registrant's Common Stock, the new directors of the Registrant have no other direct or indirect relationship with, or interest in, the Registrant or such business transactions other than by virtue of their respective nominations as prospective members of the Registrant's Board of Directors. None of the new directors of the Registrant has any contract, arrangement, understanding or relationship, (legal or otherwise) with any person with respect to any securities of the Registrant. Each of the new directors of the Registrant is in compliance with Section 16(b) of the Securities Exchange Act of 1934, as amended, with respect to the Registrant, having timely filed all required reports (and amendments thereto) during the most recent fiscal year.

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     Neither the immediate families nor any of the associates of any of the new directors of the Registrant currently, or during the past two years, owns or share the power to vote or dispose of any shares of Common Stock of the Registrant.

     None of the new directors of the Registrant, their immediate family, or any of their associates has had any material interest, direct or indirect, in any transaction which the Registrant was or is to be a party.

     None of the new directors of the Registrant have entered any business venture or are now planning to enter into a business venture, which might be considered to be materially competitive with the Registrant.

     None of the new directors of the Registrant has been an officer, director or owner of more than 10% of the equity interest of any entity that has made or received payments or is likely to make or receive payments to the Registrant for property or services during the Registrant's last fiscal year in an amount exceeding 5% of the Registrant's consolidated gross revenues or 5% of such other entity's consolidated gross revenues for that period.

     None of the new directors of the Registrant is a member of, or of counsel to, any law firm or director, partner, or executive officer of any investment banking firm which has been retained or has performed services for the Registrant at any time during the Registrant's last fiscal year or is likely to be so retained or to perform such services during the Registrant's current fiscal year.

     None of the new directors of the Registrant has been a participant in any other proxy contest involving the Registrant or other registered corporations or partnerships within the past ten (10) years.

     None of the new directors of the Registrant has any "family relationship" with any of the other nominees for Directors of the Registrant, or with any executive officer of the Registrant. "Family relationship" for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

ITEM 5.   OTHER EVENTS.

     On September 16, 1999, the newly constituted board of directors of the Registrant met and elected Fred Rudy Chairman of the Board and Chief Executive Officer. Martin & Taub, LLP was appointed counsel to the corporation. On September 27, 1999, the newly constituted board voted to elect Fred Rudy the President of the corporation. The board of directors terminated the employment agreement of Gerald M. Wetzler, the Registrant's former Chairman, President and Chief Executive Officer, "for cause" and formed a special committee to further investigate Wetzler's conduct as an officer, director and employee of the Registrant as well as his purchase and sale of the Registrant's securities and his acquisition of secured notes from the Registrant, with a view towards exploring the Registrant's rights and remedies against Wetzler. On September 15, 1999, the Registrant received a notice from Wetzler, dated September 13, 1999, wherein he purported to resign

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as an employee of the Registrant claiming that he is entitled to the payment of
$750,000 due to his "resignation" following a "change in control" of the Registrant as defined in his employment agreement. The Registrant believes that it has valid defenses against Mr. Wetzler's claim for $750,000 (including that such claim was not timely made) and that it may have further claims against Wetzler. In the event that Wetzler seeks to enforce his claim for payment of $750,000, the Registrant will vigorously defend the same. Nevertheless, the results of any litigation must be viewed as uncertain and the Registrant may be compelled to spend significant amounts in advancing its position in any litigation.

ITEM 7.     FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED.  Not applicable.

(B) PRO-FORMA FINANCIAL INFORMATION.   Not applicable.

(C) EXHIBITS.  - None

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMERICAN FILM TECHNOLOGIES, INC.



                                     By:  /s/  Fred S. Rudy
                                         --------------------------------------
                                          Fred S. Rudy, Chief Executive Officer

Dated: September 28, 1999

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